As filed with the Securities and Exchange Commission on August 14, 1998
                                                     Registration No.  333-50057

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------



                                 AMENDMENT NO. 1
                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------



                      HOSPITALITY WORLDWIDE SERVICES, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    New York
--------------------------------------------------------------------------------
                         (State or other jurisdiction of
                         incorporation or organization)

                                   11-3096379
--------------------------------------------------------------------------------
                                  (IRS Employer
                             Identification Number)


                           ---------------------------


                                 450 Park Avenue
                                   Suite 2603
                            New York, New York 10022
                                 (212) 223-0699
--------------------------------------------------------------------------------
              (Address, Including Zip Code, and Telephone Number of
                    Registrant's Principal Executive Offices)

                           ---------------------------

                   Howard G. Anders, Executive Vice President
                      Hospitality Worldwide Services, Inc.
                                 450 Park Avenue
                                   Suite 2603
                            New York, New York 10022
                                 (212) 223-0699
--------------------------------------------------------------------------------
            (Name, Address, Including Zip Code, and Telephone Number
                              of Agent for Service)

                                    Copy to:
                            Robert H. Friedman, Esq.
                     Olshan Grundman Frome & Rosenzweig LLP
                                 505 Park Avenue
                            New York, New York 10022

                           ---------------------------

                  Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

                  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

                  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /



                  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


PROSPECTUS

                  SUBJECT TO COMPLETION, DATED AUGUST 14, 1998


                         514,117 SHARES OF COMMON STOCK

                      HOSPITALITY WORLDWIDE SERVICES, INC.


         This Prospectus relates to the reoffer and resale by certain selling shareholders (the "Selling Shareholders") of Common Stock, $.01 par value (the "Common Stock"), of Hospitality Worldwide Services, Inc. (the "Company") issued by the Company to the Selling Shareholders in connection with the acquisition by the Company of Bekins Distribution Services Co., Inc. ("BDS"). The Common Stock is being reoffered and resold for the account of the Selling Shareholders and the Company will not receive any of the proceeds from the resale of the Common Stock.


         The Selling Shareholders have advised the Company that the resale of their Common Stock may be effected from time to time in one or more transactions on the American Stock Exchange (the "AMEX"), in negotiated transactions or otherwise at market prices prevailing at the time of the sale or at prices otherwise negotiated. The Selling Shareholders may effect such transactions by selling the Common Stock to or through broker-dealers who may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Common Stock for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Any broker-dealer acquiring the Common Stock from the Selling Shareholders may sell such securities in its normal market making activities, through other brokers on a principal or agency basis, in negotiated transactions, to its customers or through a combination of such methods. See "Plan of Distribution." The Company will bear all expenses in connection with the preparation of this Prospectus.

--------------------------------------------------------------------------------


             AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES
                             A HIGH DEGREE OF RISK.
                      SEE "RISK FACTORS" AT PAGE 4 HEREOF.
--------------------------------------------------------------------------------


         The Common Stock is traded on the AMEX under the symbol "HWS". On August 13, 1998, the last sale price for the Common Stock on the AMEX was $6.875.


                   THESE SECURITIES HAVE NOT BEEN APPROVED OR
                   DISAPPROVED BY THE SECURITIES AND EXCHANGE
                COMMISSION NOR HAS THE COMMISSION PASSED UPON THE
                  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                  REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.



                     The date of this Prospectus is , 1998.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. The Common Stock is listed on the AMEX and such reports and other information may also be inspected at the offices of the AMEX, 86 Trinity Place, New York, New York 10006.



                                TABLE OF CONTENTS




AVAILABLE INFORMATION........................................................2

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..............................3

RISK FACTORS.................................................................4

THE COMPANY..................................................................8

USE OF PROCEEDS..............................................................8

SELLING SHAREHOLDERS.........................................................9

PLAN OF DISTRIBUTION.........................................................9

LEGAL MATTERS...............................................................10

EXPERTS  ...................................................................10

ADDITIONAL INFORMATION......................................................10

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         The Company's Annual Report on Form 10-K for the year ended December 31, 1997, as amended on April 29, 1998, Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 1998 and June 30, 1998, and Current Report on Form 8-K dated January 9, 1998, as amended on March 24, 1998 and on April 16, 1998, which have been filed with the Commission pursuant to the Exchange Act, are incorporated by reference in this Prospectus and shall be deemed to be a part hereof. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering are deemed to be incorporated by reference in this Prospectus and shall be deemed to be a part hereof from the date of filing of such documents.


         The Company's  Application  for  Registration of its Common Stock under
Section 12(b) of the Exchange Act filed on September 17, 1997 is incorporated by reference in this Prospectus and shall be deemed to be a part hereof.

         The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents. Written requests for such copies should be directed to Hospitality Worldwide Services, Inc. at 450 Park Avenue, Suite 2603, New York, New York 10022, Attention: Secretary. Oral requests should be directed to such officer (telephone number (212) 223-0699).

                                 --------------

         No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Shareholders. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation is unlawful. The delivery of this Prospectus at any time does not imply that information contained herein is correct as of any time subsequent to its date.

                                  RISK FACTORS

         THE   SECURITIES   OFFERED  HEREBY  INVOLVE  A  HIGH  DEGREE  OF  RISK.
PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS.

RECENT CHANGE OF BUSINESS FOCUS

         The Company's historical results of operations do not reflect combined operations relating to its current lines of business for a significant period of time and such results may not be indicative of the Company's future results of operations. In August 1995, the Company acquired substantially all of the assets and business and assumed certain liabilities of AGF Interior Services, Inc., doing business as Hospitality Restoration and Builders ("AGF"), a company that provided renovation services to the hospitality industry. In February 1996, the Company disposed of its lighting business, which prior to the acquisition of the assets of AGF, was its only operating business. In January 1997, the Company acquired 100% of the outstanding capital stock of The Leonard Parker Company ("LPC"). In May 1997, the Company entered into a joint venture with Apollo Real Estate Advisors II, L.P. ("Apollo") and Watermark Investments Limited LLC ("Watermark LLC") to identify, acquire, renovate, refurnish and sell hotel properties (the "Apollo Joint Venture"). In January 1998, the Company acquired BDS, a leading provider of transportation, warehousing and installation services to a variety of customers worldwide. Also in January 1998, the Company reached an agreement in principle to enter into a master development agreement with Prime Hospitality Corp. ("Prime") to develop up to 20 hotel properties over a two-year period. In February 1998, the Company acquired certain assets of Watermark LLC's real estate advisory business. In March 1998, the Company entered into a joint venture (the "ING Joint Venture") with ING Realty Properties to acquire and renovate a hotel in Chicago, Illinois. These businesses represent a substantial change from the Company's original line of business of designing, manufacturing and installing energy-efficient lighting fixtures for the hospitality industry. Management and other key personnel may not have the depth of expertise required to manage such a substantial change in business focus. If the Company's efforts are not successful, the Company's results of operations could be materially adversely affected.

MANAGEMENT OF GROWTH

         The Company has recently experienced and is expected to continue to experience growth in the scope of its operations. The Company has hired, and will need to continue to hire additional financial, human resources and sales and marketing personnel. This growth will result in increased responsibilities for management and may place a strain on the Company's operational, financial and other resources. There can be no assurance that the Company will be able to achieve or manage any such growth effectively. Failure to do so could have a material adverse effect on the Company.

HISTORY OF LOSSES

         For the year ended December 31, 1997, the Company had a net loss of $843,649. While the Company had net income of $1,842,678 for the year ended December 31, 1996, it also had a net loss of $1,115,969 for the year ended December 31, 1995. There can be no assurance that the Company's operations will return to profitability or that any positive cash flow generated by the Company's operations will be sufficient to meet the Company's future cash and operational requirements.

COMPETITION

         Servicing the hospitality industry is a highly competitive business, with competition based largely on price and quality of service. In its renovation business, the Company primarily competes with small, closely-held or family owned businesses. In its purchasing and reorder businesses, the Company competes with other independent procurement companies, hotel purchasing companies and food service distribution companies. With respect to the Company's new proprietary software product ("Parker FIRST"), the Company expects competition from a number of hotel management companies, hotel companies, franchise operators and other entities who are pursuing the development of software systems that attempt to provide on-line procurement services. With respect to the Company's distribution services, the Company competes with freight brokerage companies, warehouse divisions of major transportation companies and moving and storage companies. Some of the Company's competitors and potential competitors possess substantially greater financial, personnel, marketing and other resources than the Company. There can be no assurance that the Company will be able to compete successfully.

RISK OF JOINT INVESTMENTS

         The Apollo Joint Venture may be terminated by either the Company or Apollo at anytime after May 2002 upon 180 days' prior written notice. Apollo will have complete discretion over the approval and the terms of each project presented to the Apollo Joint Venture. Each project will be governed by a separate operating agreement. Each operating agreement in respect of the development companies formed to purchase, renovate and sell hotel properties pursuant to the Apollo Joint Venture will provide that Apollo, as the majority in interest member, may request that each member provide additional capital for a specific project. In the event that the Company is unable to meet such capital request, its interest in such project will be decreased by the amount which Apollo contributes pursuant to such capital request, as well as an additional penalty amount. Further, if the Company were to pursue the opportunity to acquire a hotel during the next five years, it would be required to first present such opportunity to Apollo.

         In addition to Apollo's discretion over projects in which the Apollo Joint Venture will participate, the operating companies formed in respect of each project will be controlled by Apollo as the majority member in interest and Apollo and HWS Real Estate Advisory Group, Inc. ("HWS REAG") as managers. The risk is present in this joint venture, and in other joint ventures in which the Company may subsequently determine to participate, that the other joint venture partners may at any time have economic, business or legal interests or goals that are inconsistent with those of the joint venture or the Company. Moreover, if Apollo were unable to meet its economic or other obligations to the venture, the Company could be required to fulfill those obligations. The operating agreements will also impose certain limitations on transferability of interests, including the right of members holding in the aggregate a majority of the interests of the operating company to force any other member to sell its interest upon a transfer by such members of their interests. In light of the substantial limitations on the Company's discretion with respect to the Apollo Joint Venture, there can be no assurance that it will prove to be a successful joint venture for the Company.

         The ING Joint Venture is the obligor under a loan agreement (the "Loan Agreement") with Credit Suisse First Boston Mortgage Capital LLC ("Credit Suisse") pursuant to which the ING Joint Venture borrowed approximately $38,000,000 for the acquisition and renovation of a hotel property located at the O'Hare International Airport in Chicago. The Company holds 26.56% of the equity of the ING Joint Venture. The Company has agreed, with respect to the Loan Agreement, that it will (i) guaranty commencement and completion of the renovation of the hotel in accordance with the terms set forth in the Loan Agreement (the "Guaranty of Completion"), (ii) indemnify Credit Suisse against losses which Credit Suisse may incur based upon environmental related hazards at the hotel property (the "Environmental Indemnity") and (iii) assign to Credit Suisse, as security for the Guaranty of Completion and Environmental Indemnity, its equity interests in the ING Joint Venture.

RISKS ASSOCIATED WITH DEVELOPMENT OF PARKER FIRST

         The growth of the Company's reorder business depends largely on the successful introduction and subsequent market penetration of Parker FIRST. The Company completed beta testing of this software in March 1998. There can be no assurance that the product will be successfully implemented on the Company's proposed timetable or that, once introduced, Parker FIRST will be commercially successful. Significant flaws in the software or delays in implementation would have a material adverse effect on the Company. In addition, there can be no assurance that the Company's competitors will not develop software products that are substantially equivalent or superior to Parker FIRST.

LIMITED INTELLECTUAL PROPERTY PROTECTION

         The Company believes that the proprietary nature of Parker FIRST is critical to the success of such software. There can be no assurance that the steps taken by the Company to deter misappropriation of its proprietary information will be adequate or that the Company will be able to take appropriate steps to enforce intellectual property rights. Further, the laws of many foreign countries do not protect the Company's intellectual property rights to the same extent as the laws of the United States. The failure of the Company to protect its proprietary information could have a material adverse effect on the Company.

HOTEL RENOVATION RISKS

         The Company provides renovation services to its clients on a fixed price basis. As a result, the Company is exposed to certain risks, including the possibility of unforeseen construction costs and delays due to various factors such as the inability to obtain regulatory approvals, inclement weather, fires, acts of nature and labor or material shortages. Such unanticipated delays and expenses, should they materialize, could affect the Company's results of operations and its reputation and impair its ability to obtain additional renovation work and could have a material adverse effect on the Company.

REAL ESTATE OWNERSHIP RISKS

         Hospitality Development Services Corporation ("HDS") and HWS REAG may, directly or indirectly, hold interests in real property. Real property investments are subject to varying degrees of risk. Real estate values are effected by a number of factors, including changes in the general economic climate, local conditions (such as an over-supply of space or a reduction in demand for space), the quality and philosophy of management, competition based on rental and room rates, attractiveness and location of the properties, financial condition of buyers and sellers of properties, quality maintenance, insurance and management services, and changes in operating costs. Real estate values are also effected by such factors as government regulations (including those governing usage, improvements, zoning and taxes), interest rate levels, the availability of financing and potential liability under changing environmental and other laws.

DEPENDENCE UPON AVAILABILITY OF QUALIFIED LABOR

         The Company's ability to provide renovation services successfully to the hospitality industry depends upon its ability to hire local contractors and laborers in the areas where it provides such renovation services. The Company is dependent upon the availability of a local labor force, which is affected by prevailing wages, weather and local economic conditions and there can be no assurance that such supply will be adequate to meet the Company's requirements or that such supply can be obtained at wage levels satisfactory to the Company.

         Parker FIRST will require substantial software development and technical support to complete the development and the deployment of the product and to support it once it is installed. The Company faces intense competition for software development and technical support personnel from other entities. There can be no assurance that the Company will be successful in hiring and retaining such key personnel.

SUPPLIER RELATIONSHIPS

         The Company's purchasing arrangements with suppliers of hospitality-related products are by purchase order and terminable at will by either party. There can be no assurance that any of the Company's supplier relationships will not be terminated in the future. While the Company has been able to obtain products on a timely basis in the past, the Company is subject to the risk that it will be unable to purchase sufficient products to meet its clients' requirements. Any shortages or delays in obtaining these products could have a material adverse effect on the Company.

RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS

         A portion of the Company's revenues is derived from international sales and the Company's business strategy involves expanding its international operations. There are certain risks inherent in conducting business internationally, such as unexpected changes in regulatory requirements, export restrictions, tariff and other trade barriers, difficulties in staffing and managing foreign operations, different employment laws and practices in foreign countries, longer payment cycles, political instability, exposure to currency fluctuations, exchange rates, imposition of currency exchange controls, potentially adverse tax consequences and country-specific product requirements, any of which could adversely effect the success of the Company's international operations. There can be no assurance that one or more of these factors will not have a material adverse effect on the Company's international operations and, consequently, on the Company.

SHARES ELIGIBLE FOR FUTURE SALE

         As of April 9, 1998, the Company had 11,868,022 shares of Common Stock issued and outstanding. Of these shares, a total of 6,679,251 shares of Common Stock are freely tradable without restriction or registration under the Securities Act by persons other than "affiliates" of the Company, as defined in the Securities Act (who would be required to sell under Rule 144 under the Securities Act). The remaining 5,188,771 shares of Common Stock outstanding upon completion of the Offering will be "restricted securities" as that term is defined by Rule 144 (the "Restricted Shares"). The resale of an aggregate of 514,117 shares of Common Stock is being registered in the Registration Statement of which this Prospectus forms a part. Under Rule 144, a person who has held restricted securities for a period of one year may sell a limited number of such securities into the public market without registration of such securities under the Securities Act. Rule 144 also permits, under certain circumstances, persons who are not affiliates of the Company to sell their restricted securities without quantity limitations once they have satisfied Rule 144's two-year holding period. Sales made pursuant to Rule 144 by the Company's existing shareholders may have a depressive effect on the price of the shares of Common Stock in the public market. Such sales could also adversely affect the Company's ability to raise capital at that time through the sale of its equity securities.


POSSIBLE ANTI-TAKEOVER EFFECTS OF PREFERRED STOCK; POTENTIAL DILUTION OF COMMON STOCK OR INTEREST IN PARKER REORDER CORPORATION

         The Company's Certificate of Incorporation authorizes the Board of Directors to issue up to 3,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). The Preferred Stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by shareholders. As of the date of this Prospectus, 200,000 shares of LPC Preferred are outstanding, which shares were issued as partial consideration for the acquisition of LPC. Although the Company currently has no plans for the issuance of additional shares of Preferred Stock, there can be no assurance that the Company will not do so in the future. The ability of the Board of Directors to issue Preferred Stock could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of existing management and, as a result, could prevent the shareholders of the Company from being paid a premium over the market value for their shares of Common Stock. At any time between January 10, 1998 and January 10, 2000, the holders of the LPC Preferred will have the right to convert such stock into either (i) 1,000,000 shares of Common Stock (subject to upward adjustment to a maximum of 4,000,000 shares in the event that the market price of the Common Stock is below $5.00 at the time of conversion) or (ii) 9.8% of the capital stock of Parker Reorder Corporation ("Parker Reorder"). If the holders exercise the option to convert the LPC Preferred into shares of Common Stock, holders of Common Stock will experience dilution. If the holders exercise the option to convert the LPC Preferred into 9.8% of the capital stock of Parker Reorder, the Company's equity ownership in Parker Reorder will be reduced. The holders of LPC Preferred also have the right, as long as the LPC Preferred is outstanding, to receive 20% of the cumulative net profits of Parker Reorder, measured from January 1, 1997.

NO DIVIDENDS


         The Company has never paid a dividend on its Common Stock and does not intend to pay any dividends on its Common Stock in the foreseeable future. In addition, the Company cannot pay or declare dividends on any capital stock other than the LPC Preferred, so long as such LPC Preferred is outstanding, unless all accrued and unpaid dividends on the LPC Preferred for all prior applicable periods have been declared and paid and the dividends on the LPC Preferred Stock for the current and applicable period has been declared and set apart for payment. The Company is not otherwise restricted from declaring and paying dividends to its shareholders.


                                   THE COMPANY

         The Company was formed under the laws of the State of New York in October 1991. In January 1994, the Company consummated an initial public offering of its common stock. At such time, the Company's principal line of business was to design and market decorative, energy efficient lighting fixtures for the hotel and hospitality industry. The Company's primary marketing tool was the utilization of Con Edison's Applepower Rebate Program (the "Rebate Program"), under which Con Edison offered rebates to those who utilized energy saving devices, such as the Company's lighting fixtures. In 1994, Con Edison substantially reduced the Rebate Program, making it less advantageous for the Company to use the Rebate Program as a marketing tool. As a result, the Company's revenues were substantially reduced. In August 1995, the Company acquired substantially all of the assets and business and assumed certain liabilities of AGF, a company that, through its wholly-owned subsidiary, Hospitality Restoration & Builders, Inc., a New York Corporation ("HRB") provided renovation services to the hospitality industry. In December 1995, the Company's Board of Directors, in response to Con Edison's decision to reduce substantially the Rebate Program, determined to dispose of the Company's lighting business and concentrate the Company's efforts on renovation services. In February 1996, the Company, AGF, Tova Schwartz, the Company's former President and Chief Executive Officer, and certain other parties, entered into a Divestiture, Settlement and Reorganization Agreement (the "Divestiture Agreement") pursuant to which, among other things, the Company sold its lighting business to Tova Schwartz and Ms. Schwartz resigned from her positions as a director and officer of both the Company and HRB. In October 1996, the Company changed its name from Light Savers, U.S.A., Inc., to Hospitality Worldwide Services, Inc, which name better reflect the nature of the Company's business in view of the significant change in the character and strategic focus resulting from the acquisition of AGF and disposal of the Company's lighting business.


         Until January 1997, the Company's only line of business was providing, through HRB, a complete package of renovation resources to the hospitality industry ranging from pre-planning and scope preparation of a project to performing the renovation requirements and delivering furnished rooms. HRB offers hospitality maintenance services to hotels and hotel chains throughout the continental United States. For over 18 years the Company's renovation division has provided to the hospitality industry renovation and improvements such as vinyl, paint, wallpaper, carpet, installation of new furniture, light carpentry, and masonry work. HRB generally provides its renovation services in an on time, on budget manner, while causing little or no disruption to the ongoing operation of a hotel. HRB has successfully responded to the hotel industry's efforts to increase occupancy, room rates and market share through cosmetic upgrades, which are generally required every four to seven years.

         In January 1997, the Company completed the acquisition of LPC and its subsidiary, Parker Reorder Corporation ("Parker Reorder"). LPC, founded in 1969, is a leading purchasing company for the hospitality industry which acts as an agent or principal for the purchase of goods and services for its customers which include major hotel and management companies worldwide. LPC purchases furniture, fixtures and equipment, kitchen supplies, linens and uniforms, guestroom amenities, and other supplies to meet its customers' requirements for new hotel openings and major renovations. In its role as purchasing agent, LPC purchases annually approximately $250 million of goods and services for its customers. Parker Reorder has developed and is marketing a new proprietary software product, Parker FIRST, which allows clients to reorder operating supplies and equipment ("OS & E") and other products on-line and will provide such clients with access to forecasting and product evaluation capabilities. Parker Reorder offers hotel properties the ability to order, on an as needed basis, any and all OS & E products used by such properties.

         In May 1997, the Company entered into the Apollo Joint Venture in order to identify, acquire, renovate, refurbish and sell hotel properties. The Company will perform all of the renovation and procurement services for each of the properties purchased by the Apollo Joint Venture. In addition, the Company will receive a five percent equity interest in each of the entities formed to purchase such properties in exchange for its contribution of five percent of the total equity required to acquire, renovate and sell such properties. The Apollo Joint Venture intends to own and operate the properties only for the time necessary to upgrade and market them for resale. The Apollo Joint Venture has acquired the Warwick Hotel in Philadelphia, Pennsylvania and has entered into a letter of intent to acquire the Historic Inn in Richmond, Virginia. The Company will fully renovate and refurbish these properties pursuant to a contract with the Apollo Joint Venture operating entity.

         In November 1997, the Company formed a wholly-owned subsidiary, Hospitality Construction Corporation ("HCC"), to manage the renovation projects under the Apollo Joint Venture and other properties in which the Company may acquire an ownership interest. HCC is based in Atlanta, Georgia.

         On January 6, 1998, the Company reached an agreement in principle to enter into a master development agreement with Prime to develop 20 hotel properties over a two-year period under the AmeriSuites brand name. Under the proposed agreement, the Company will provide the site identification, development, construction and purchasing services required for each project and Prime will provide project design and management and franchise services once each property is complete. The Company and Prime will each have a 50% interest in the new hotels. In December 1997, the Company formed HDS to manage the Prime project and any other hotel development projects in the future. HDS is based in New York, New York.

         On January 9, 1998, the Company completed the acquisition of BDS, a leading provider of transportation, warehousing and installation services to a variety of customers worldwide. Founded in 1969, BDS is a logistical services company that serves clients who are opening, renovating or relocating facilities by assuring that materials, fixtures, furniture and merchandise are moved from multiple vendor locations to their ultimate destinations in a controlled orderly sequence so that each item can be installed on schedule. BDS is based in St. Louis, Missouri.

         On February 9, 1998, the Company, through its wholly-owned subsidiary, HWS REAG purchased the assets of Watermark LLC's real estate advisory business. Watermark LLC is an international management company that is the general partner and manages Watertone Holdings LP, a shareholder of the Company.

         On March 6, 1998, the Company entered into a joint venture with ING Realty Partners ("ING Joint Venture"), to acquire the Clarion Quality Hotel in Chicago,

Illinois. HCC will fully renovate and refurbish this property pursuant to a contract with the ING Joint Venture.

                                 USE OF PROCEEDS

         The Company will not receive any of the proceeds from the reoffer and resale of the Common Stock by the Selling Shareholders.

                              SELLING SHAREHOLDERS

         The following table sets forth (i) the number of shares of Common Stock beneficially owned by each Selling Shareholder as of April 9, 1998, (ii) the number of Shares to be offered for resale by each Selling Shareholder and (iii) the number and percentage of Common Stock to be held by each Selling Shareholder after completion of the offering.


                                                                                                             Number
                                                                                                            Shares of
                                                                                                             Common
                                                                                                           Stock/Per-
                                                                                      Number of            centage of
                                                                                      Shares to            Class to be
                                                        Number of Shares                 be                Owned After
                                                        of Common Stock                Offered             Completion
                                                       Owned at April 9,                 for                 of the
               Name and Address                               1998 (1)                 Resale               Offering
--------------------------------------------     ----------------------------     --------------      -------------------

Barney A.  Ebsworth                                              181,992                 181,992                     0
13 Upper Ladue
St.  Louis, Missouri 63124

Michael J.  Scannell                                              54,598                  54,598                     0
99 Meadowbrook CC
Ballwin, Missouri 63011

Wayne L.  Smith, II                                               33,993                  33,993                     0
1050 Arlington Oaks Terrace
Town & Country, Missouri
63017

Daniel A.  Field                                                  27,169                  27,169                     0
913 Wheatridge Drive
Troy, Illinois 62294

Daniel P.  Kelly                                                  29,453                  29,453                     0
5835 Neosho Street
St.  Louis, Missouri 63109

Russell J.  Sainz                                                 27,169                  27,169                     0
222 Timbertree Court
Ballwin, Missouri 63011

Stanley A.  Eisen                                                 29,453                  29,453                     0
908 Mansionhill Drive
Ballwin, Missouri 63011

Christiane Ebsworth                                               25,999                  25,999                     0
921 South Hanley Road
St.  Louis, Missouri 63105

S.  N.  Roseberry                                                 25,999                  25,999                     0
1504 Buttonbush Circle
Palm City, Florida 34990


                                                                                                             Number
                                                                                                            Shares of
                                                                                                             Common
                                                                                                           Stock/Per-
                                                                                      Number of            centage of
                                                                                      Shares to            Class to be
                                                        Number of Shares                 be                Owned After
                                                        of Common Stock                Offered             Completion
                                                       Owned at April 9,                 for                 of the
               Name and Address                               1998 (1)                 Resale               Offering
--------------------------------------------     ----------------------------     --------------      -------------------

Steve C.  DeValliere                                              10,705                  10,705                     0
6405 O'Bannon
Las Vegas, Nevada 69102

Irving L.  Watson                                                  7,065                   7,065                     0
1965 Flower Circle
Kissimmee, Florida 34744

Robert Hannegan                                                    3,426                   3,426                     0
7711 Bonhomme
St.  Louis, Missouri 63105

National Automobile & Casualty                                    38,064                  38,064                     0
Insurance Co.
257 Fair Oaks Avenue
Pasadena, California 91105

Amy Kaspar                                                         1,903                   1,903                     0
625 Charleston Oaks
Ballwin, Missouri 63201

Matthew Koster                                                     5,710                   5,710                     0
500 N.  Central
St.  Louis, Missouri 63130

Mark Reed                                                          5,710                   5,710                     0
410 Woodlawn Avenue
Webster Groves, Missouri
63119

Mark Sarrett                                                       1,903                   1,903                     0
1041 E.  Amelia Drive
Long Beach, California 90807

Mimi Taylor                                                        1,903                   1,903                     0
1893 Galbreath Road
Pasadena, California 91104

Tim Young                                                          1,903                   1,903                     0
79 Patrician, #3F
Pasadena, California 91105

----------------------
(1) The persons named in the table, to the Company's knowledge, have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable and the footnotes to this table. The calculation of shares of Common Stock beneficially owned was determined in accordance with Rule 13- 3(d) of the Exchange Act.

                              PLAN OF DISTRIBUTION

         This offering is self-underwritten; neither the Company nor the Selling Shareholders have employed an underwriter for the sale of Common Stock by the

Selling Shareholders. The Company will bear all expenses in connection with the preparation of this Prospectus. The Selling Shareholders will bear all expenses associated with the sale of the Common Stock.

         The  Common  Stock  may be  sold  from  time  to  time  by the  Selling
Shareholders, or by pledgees, donees, transferees or other successors in interest on the AMEX, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at prices otherwise negotiated. The Selling Shareholders may effect such transactions by selling shares to or through broker-dealers, and all such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders and/or the purchasers of shares of Common Stock for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         Any broker-dealer acquiring Common Stock from the Selling Shareholders may sell the shares either directly, in its normal market-making activities, through or to other brokers on a principal or agency basis or to its customers. Any such sales may be at prices then prevailing on the AMEX or at prices related to such prevailing market prices or at negotiated prices to its customers or a combination of such methods. The Selling Shareholders and any broker-dealers that act in connection with the sale of the Common Stock hereunder might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act; any commissions received by them and any profit on the resale of shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. Any such commissions, as well as other expenses incurred by the Selling Shareholders and applicable transfer taxes, are payable by the Selling Shareholders.

                                  LEGAL MATTERS

         Certain legal matters in connection with the issuance of the Shares offered hereby have been passed upon for the Company by Messrs. Olshan Grundman Frome & Rosenzweig LLP, 505 Park Avenue, New York, New York 10022.


                                     EXPERTS


         The consolidated financial statements of Hospitality Worldwide Services, Inc. and Subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Arthur Andersen LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing. The consolidated financial statements of Hospitality Worldwide Services, Inc. and Subsidiaries appearing in the Company's Annual Report on Form 10-KSB, as amended by Form 10-KSB/A, for the year ended December 31, 1996 have been audited by BDO Seidman, LLP, independent certified public accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of BDO Seidman, LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.



                             ADDITIONAL INFORMATION

         The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act with respect to the Shares offered hereby. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The expenses in connection with the issuance and distribution of the securities being registered, all of which will be paid by the Registrant, are as follows:

SEC Registration Fee............................            $1,421.85
Accounting Fees and Expenses....................            10,000.00
Legal Fees and Expenses.........................            10,000.00
Blue Sky Fees and Expenses......................                 0.00
Miscellaneous Expenses..........................                 0.00
                                                           ----------
Total...........................................           $21,421.85
                                                          ===========

ITEM 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article "3" of the Company's Certificate of Incorporation contains the following provision with respect to limiting the liability of Directors:

                  "3. The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (b) of Section 402 of the Business Corporation Law of the State of New York, as the same may be amended and supplemented. Any repeal or modification of this Article by the shareholders of the Company shall not adversely affect any right or protection of a director of the Company existing hereunder with respect to any act or omission occurring prior to such repeal or modification."

         Section 721 through 726 inclusive of the New York Business Corporation Law (the "New York BCL") also contain provisions relating to the indemnification of officers and directors. The New York BCL provides that a corporation may (but is not required to) indemnify a director or officer against judgments, fines, amounts paid in settlement and reasonable expenses of litigation (other than in an action brought by the corporation against such person or by shareholders against such person on behalf of the corporation), even if the director or officer is not successful on the merits, if he acted in good faith and for a purpose he reasonably believed to be in (or not opposed to) the best interests of the corporation (and, criminal actions or proceedings, had no reason to believe his conduct was unlawful). In addition, a corporation may (but is not required to) indemnify a director or officer against amounts paid in settlement and reasonable expenses of an action brought against him by the corporation or by shareholders on behalf of the corporation, even if he is not successful on the merits, if he acted in good faith and for a purpose he reasonably believed to be in (or not opposed to) the best interests of the corporation. However, no indemnification is permitted in an action by the corporation, or shareholders on behalf of the corporation, in connection with the settlement or other disposition of a threatened or pending action or in connection with any claim, issue or matter as to which a director or officer is adjudged to be liable to the corporation, unless a court determines that, in view of all of the circumstances, he is entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper. In addition, the New York BCL provides that a director or officer shall be indemnified if such person is successful in the litigation on the merits or otherwise.

         Permitted indemnification as described above may only be made if it is authorized by the Board of Directors, in each specific case, based upon a determination that the applicable standard of conduct has been met or that indemnification is proper under New York BCL Section 721. Such authorization is made by the Board of Directors, either acting as a quorum of disinterested directors or based upon an opinion by independent legal counsel or the shareholders that indemnification is proper because the applicable standard of conduct has been met. Upon application of the person seeking indemnification, a court may also award indemnification upon a determination that the standards outlined above have been met. A corporation's board of directors may also authorize the advancement of litigation expenses to a director or officer upon receipt of an undertaking by him to repay such expenses, if it is ultimately determined that he is not entitled to be indemnified for them.

ITEM 16.          EXHIBITS.

                  EXHIBIT INDEX

EXHIBIT

         *5 Opinion of Olshan Grundman Frome & Rosenzweig LLP with respect to the securities registered hereunder.

         23(a)    Consent of Arthur Andersen LLP.

         23(b)    Consent of BDO Seidman, LLP.

        *23(c) Consent of Olshan Grundman Frome & Rosenzweig LLP (included within Exhibit 5).

         24(a) Powers of Attorney (included on the Signature page of this Registration Statement).

---------------------
* Previously filed.


ITEM 17.          UNDERTAKINGS

                  The undersigned registrant hereby undertakes:

                           a) To file,  during  any  period  in which  offers or
sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                           b) That, for the purpose of determining any liability
under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           c)  To  remove  from   registration  by  means  of  a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against each such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and authorizes this Registration Statement to be signed on its behalf by the undersigned, the City of New York, State of New York, on the 14th day of August, 1998.


                                   HOSPITALITY WORLDWIDE SERVICES, INC.
                                         (Registrant)

                                   By: /S/ ROBERT A. BERMAN
                                       ------------------------
                                           Robert A. Berman, President, Chief
                                           Executive Officer and Director

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert A. Berman and Howard G. Anders his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

       SIGNATURE                         TITLE                                     DATE
       ---------                         -----                                     ----
/S/ ROBERT A. BERMAN          Chairman of the Board and Chief Executive           August 14, 1998
---------------------------   Officer (principal executive officer)
    Robert A. Berman

*                             Chairman of the Board and Director                  August 14, 1998
---------------------------
    Leonard F. Parker

/S/ HOWARD G. ANDERS          Executive Vice President, Chief Financial           August 14, 1998
---------------------------   Officer (principal financial officer and principal
    Howard G. Anders          accounting officer) and Secretary

*                             President and Chief Operating Officer               August 14, 1998
---------------------------
    Douglas Parker

*                             Director                                            August 14, 1998
---------------------------
    Louis K. Adler

*                             Director                                            August 14, 1998
---------------------------
    George Asch

*                             Director                                            August 14, 1998
---------------------------
    Richard A. Bartlett

*                             Director                                            August 14, 1998
---------------------------
    Scott Kaniewski

         *By:/S/ HOWARD G. ANDERS
             ------------------------
             Howard G. Anders
             Attorney-in-fact

                                  EXHIBIT INDEX

EXHIBIT

         *5 Opinion of Olshan Grundman Frome & Rosenzweig LLP with respect to the securities registered hereunder.

         23(a)    Consent of Arthur Andersen LLP.

         23(b)    Consent of BDO Seidman, LLP.

        *23(c) Consent of Olshan Grundman Frome & Rosenzweig LLP (included within Exhibit 5).

         24(a) Powers of Attorney (included on the Signature page to the Registration Statement).

-----------------
*  Previously filed